Exhibit 3.2

BYLAWS

AMENDED AND RESTATED 3/24/08

LANNETT COMPANY, INC.

ARTICLE I

Identification

Section 1. Name. The name of the Corporation is LANNETT COMPANY, INC.

Section 2. Registered Office. The address of the registered office of the Corporation shall be such as the Board of Directors, from time to time, may designate within the State of Delaware.

Section 3. Seal. In the event the Board of Directors may determine that the Corporation should have a corporate seal, such seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the periphery of the seal shall appear the words “LANNETT COMPANY, INC.” In the center of the seal shall appear the word “Delaware” and the year of incorporation of the Corporation. The seal shall be kept in the Office of the Secretary of the Corporation.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on June 30. The Board of Directors shall have the power by resolution to change the fiscal year of the Corporation.

ARTICLE II

Capital Stock

Section 1. Certificates Representing Shares. Every share certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk and a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2. Transfer of Shares. With respect to certificated shares, transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of transfer. With respect to book-entry shares, transfer of shares shall be made on the books of the corporation when duly authorized by the Board of Directors or by those corporate officers designated by the Board of Directors to carry out such transfer.

Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate.

ARTICLE III

The Stockholders

Section 1. Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be designated in the respective notices, or waivers of notice, thereof, or proxies to represent stockholders thereat

Section 2. Stockholders’ Meetings.

(a) Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each calendar year on such day as shall be fixed by the Board of Directors from time to time. If the annual meeting shall not be called and held during a calendar year, any stockholder may call such meeting at any time thereafter.

(b) Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting. At any time upon written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

(c) Adjournments. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, until such directors have been elected.

Section 3. Corporate Records; Inspection.

(a) Obligation to Maintain. The Corporation shall keep at its registered office or at its principal place of business an original or duplicate record of the proceedings of the stockholders and of the Board of Directors, the original or a copy of its By-Laws, certified by the Secretary of the Corporation, the Corporation’s stock ledger, and a list of its stockholders, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

(b) Right of Inspection. Every stockholder of record shall have a right to examine, upon demand under oath stating the purpose thereof, in person or by agent or attorney, during usual business hours, for any proper purpose, the stock ledger, the list of stockholders, the Corporation’s books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts there from.

Section 4. Notice of Meetings -Waiver. Written or printed notice, stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten, or in case of a merger or consolidation to which the Corporation is a party, or in the case of the sale of substantially all of its assets, not less than twenty, nor more than sixty, days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting and to each holder of other securities having voting power. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder or such other security holder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Waiver by a stockholder of notice in writing of a stockholders’ meeting, signed by him, whether before or after the time stated therein, shall be equivalent to the giving of such notice, and neither the business to be transacted at, nor the purpose of, such meeting need be specified in such waiver. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or allotment of any rights, the Board of Directors may fix, in advance a record date for any such determination of stockholders. Such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed: (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders for any -other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be open to the examination of any stockholder, for any purpose germane to the meeting during the ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholder’s list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7. Quorum. The holders of a majority-of the shares outstanding and entitled to vote shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough of the stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

Section 8. Voting at Meetings.

(a) Voting Stock. Except as otherwise provided by law or by the Certificate of Incorporation, every holder of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his name on the books of the Corporation. Any action which may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted which number shall, in no event, be less than two thirds of the shares outstanding and shall be filed with the Secretary of the Corporation.

(b) Proxies. A stockholder, or the holder of any other security having voting power, may vote either in person or by proxy executed in writing by the stockholder, or by his duly authorized attorney-in-fact. No unrevoked proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

(c) Voting of Shares Owned by Other Corporations. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine; or, in the absence of such provision or determination, as the President or Vice President and Secretary or Assistant Secretary of such other corporation may by proxy, duly executed and sealed (but not necessarily acknowledged or verified), designate.

(d) Voting of Shares owned by Fiduciaries. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. It shall not be necessary for such fiduciary to obtain a court order authorizing him to vote such shares. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

(e) Voting of Securities Owned by Two or More Persons. If shares or other securities having voting power stand of record in the names of two or more persons, the right to vote such securities and the effect of such vote shall be determined as provided in Section 217 of the General Corporation Law of Delaware, effective July 3, 1967, or any law amending or supplementing the same.

(f) Voting of Shares Owned by Receivers. Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(g) Voting of Pledged Shares. A stockholder whose shares are pledged shall be entitled to vote such shares unless the shares have been transferred into the name of the pledges, and in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

(h) Order of Business. The order of business at annual meetings, and so far as practicable at all other meetings, of stockholders, shall be as follows:

(i)                                                                                     Proof of due notice of meeting

(ii)                                                                                  Call of roll — examination of proxies

(iii)                                                                               Reading and disposal of any unapproved minutes

(iv)                                                                              Annual reports of officers and committees

(v)                                                                                 Unfinished business

(vi)                                                                              New business

(vii)                                                                           Election of directors

(viii)                                                                        Adjournment

Section 9. Judges of Election.

(a) Appointment of Judges. In advance of any meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more stockholders or proxies, minutes.   the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge.

(b) Failure to Act. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

(c) Duties of Judges. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) Judges’ Certificate. On request of the chairman of the meeting, or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE IV

The Board of Directors

Section 1. Number and Qualifications. The business and affairs of the Corporation shall be managed by a Board of Directors (who need not be residents of the State of Delaware, nor stockholders of the Corporation), and may consist of such number as may be determined from time to time by the stockholders, or, in the absence of such determination by the stockholders, as may be determined from time to time by the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2. Election. At each annual stockholder’s meeting, the stockholders by plurality vote shall elect directors to hold office until the next succeeding annual meeting, unless sooner removed as provided in these By-Laws. Elections for directors shall be by written ballot if any stockholder so requests. Each director shall hold office for the term for which he is elected, and until his successor shall be elected and qualified.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors and any newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4. Place of Meetings. Meetings of the Board of Directors of the Corporation, annual, regular or special, may be held either within or without the State of Delaware.

Section 5. Directors’ Meetings.

(a) Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

(b) Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and place as may, from time to time, be fixed by resolution of the Board or as may be specified in the call of the meeting.

(c) Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or by any member of the Board of Directors, and shall be held upon notice by mail or telegram, delivered for transmission not later than during the fifth day immediately preceding the day for such meeting, or by word of mouth or telephone received not later than during the third day immediately preceding the day for such meeting. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting. Notice of such special meeting shall include the place, day and hour of such special meeting.

(d) Adjournment. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 6. Quorum. A majority of the number of directors fixed by the By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; Provided, that if all of the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be as valid corporate action as though it had been authorized at a duly convened meeting of the Board of Directors; Provided, further, that one or more directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 7. Removal.

(a) The entire Board of Directors or any individual director may be removed from office without assigning any cause, by a unanimous vote of stockholders entitled to vote at any annual election of directors. In case the entire Board or any one or more of the directors are so removed, new directors may be elected at the same meeting for the unexpired term of the director or directors so removed. Failure to elect directors to fill the unexpired terms of the directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.

(b) Any one or more of the directors may be removed for cause by the vote of eighty (80%) percent of the remaining directors. For purposes of these Bylaws, the Board of Directors shall have cause for removal upon the willful engaging by a director in conduct which is materially and demonstrably injurious to the Corporation.

Section 8. Resignation.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, or the Secretary of the Corporation.  Any such resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 9.  Interest of Directors and Officers in Contracts

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

(ii)           The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the

Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders and is found to be in compliance within the spirit and intent of the regulations imposed by the Sarbanes-Oxley Act of 2002.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 10. Financial Report to Stockholders. The directors of the Corporation shall cause to be sent to the stockholders, within ninety days after the close of its fiscal year, or as soon thereafter as possible, a financial report as of the closing date of the-preceding fiscal year. Such reports shall give a summary of the assets and liabilities of the Corporation, the amount of dividends paid or declared during the past year, the condition, as to surplus or deficit and how- acquired or created, the number of shares issued and outstanding, together with any such particulars as are necessary to disclose the general nature of the liabilities and assets of the Corporation. The report shall also set forth a balance sheet as of the closing date of the preceding fiscal or calendar year, together with a statement of income and profit and loss for the year ended on that date. The statement of income and profit and loss, if prepared, shall be in the form ordinarily used by accountants employed by the Corporation.

Section 11. Compensation of Directors. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for their membership on the Board and on committees of the Board, for attendance at meetings of the Board or committees of the Board and for other services by Directors to the Corporation or any of its majority owned subsidiaries.

Section 12. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

Section 13. Participation in Meetings by Remote Communications.  Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

Section 14. Reliance upon Books, Reports and Records. Each Director and each member of a committee designated by the Board will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director or committee member believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V

Committees

The Board of Directors may, at any time and from time to time, appoint one or more committees, consisting of directors or others, to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required to do so.

ARTICLE VI

The Officers

Section 1. Number. The principal officers of the Corporation shall consist of the Chairman of the Board, the Chief Executive Officer, the President, a Secretary, and a Treasurer; and may include one or more Vice Presidents (who may be designated as Corporation Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), and such subordinate officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors, in such manner and for such terms as the Board of Directors may prescribe. Any two or more principal offices may be held by the same person, as designated and elected by the Board of Directors, except the offices of President and Secretary.   The CEO and/or President should preside at all meetings.

Section 2. General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

Section 3. Election, Term of Office and Qualification. The officers shall be chosen by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified; or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4.

Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one is elected, the Chief Executive Officer, the President, or Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

Section 7.  The Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and all meetings of the Board of Directors, and may be the Chief Executive Officer of the Corporation if the directors so elect.

Section 8.  The Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and all meetings of the shareholders of the Corporation. He or she shall have the ordinary duties of an executive officer having general supervision and direction of the affairs of a business corporation and, unless otherwise ordered by the Board of Directors, shall execute in the name of the Corporation all contracts and other documents requiring the signature of the Corporation. He or she shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and at any such meeting, he or she shall possess and may exercise any and all the rights and powers incident to the ownership of such stock which the Corporation, as the owner thereof, might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 9. The President. The President shall perform the duties of the Chief Executive Officer in his or her absence. He or she shall sign all certificates for shares of the Corporation’s stock and perform such other duties as may be assigned to him or her from time to time by the Board of Directors of the Corporation. The President may also be elected as the Chief Executive Officer.

Section 10. The Vice President. The Vice President or Vice Presidents, if elected, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate. At the request of the President, a Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place. In the case of the death-of the President, or in the case of his absence or inability to act, a Vice President shall act temporarily in his place until such time as the Board of Directors shall elect a new President.

Section 11. The Secretary. The Secretary and Assistant Secretary shall keep or cause to be kept-in-books provided for the purpose the minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and Assistant Secretary, and such other duties as may, from time to time, be assigned to him by the Board of Directors, The Chief Executive Officer, or by the President.

Section 12. The Treasurer. The Chief Financial Officer and Treasurer shall be the financial officers of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Chief Financial Officer and Treasurer, and such other duties as, from time to time, may be assigned to him by the Board of Directors, or by the Chief Executive Officer, or President. The Chief Financial Officer and Treasurer shall render to the Chief Executive Officer, President and the Board of Directors, whenever the same shall be required, and an account of all his transactions as Chief Financial Officer and Treasurer and of the financial condition of the Corporation. He shall, if required so to do by the Board of Directors, give the Corporation a bond, the premiums for which shall be paid by the Corporation, the bond to be in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13. Compensation. The salaries or other compensation of the officers shall be fixed by the Board or by a compensation committee of the Board.  No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

Section 14. Succession.  Each Officer of the Corporation will hold office until his or her successor is elected and qualified or until his or her death, resignation or removal.  Any officer may be removed at any time by the affirmative vote of a majority of the whole Board.

ARTICLE VII

Indemnification of Directors, Officers, Agents and Employees

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who. has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

(h) For purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, reference to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

ARTICLE VIII

Special Corporate Acts

Negotiable Instruments, Deeds, Contracts and Stockholders’ Meetings

Section 1. Deposit of Funds. The moneys of the Corporation shall be deposited: in the name of the Corporation, in such depositories as the Board of Directors shall designate or otherwise authorize, and shall be drawn out only in such manner as the Board of Directors shall prescribe.

Section 2. Execution of Deeds, Contracts, Etc. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, President or a vice President and attested by the Secretary or Assistant Secretary; and the Secretary, or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

Section 3. Endorsement of Stock Certificates. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

Section 4. Voting of Shares Owned by Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders’ meeting of such other corporation by the Chief Executive Officer, or the President of the Corporation if they be present. Whenever, in the judgment of the Chief Executive Officer, the President, or, in his absence, a Vice President, it is desirable for the

Corporation to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President of the Corporation and shall be attested by the Secretary or Assistant Secretary of the Corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE IX

Amendments

The Board of Directors, by a majority vote of the members thereof, shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of an affirmative vote of a majority of the stockholders to modify such action.

ARTICLE X

Miscellaneous

Whenever the provisions of these By-laws shall contradict the provisions of the Corporation’s Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.